AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION among GLOBAL ECO-LOGICAL
SERVICES, INC., a Florida corporation ("Global"), INTERCONTINENTAL FINANCE CORP., a Delaware corporation ("ICF") and FS CAPITAL MARKETS GROUP, INC. ("FSCM").

WHEREAS, Global wishes to acquire and FSCM wishes to transfer all of the issued and outstanding securities of ICF in a transaction intended to enable Global to become the successor issuer to ICG pursuant to SEC Rule 12g-3(a).

NOW, THEREFORE, Global, ICF, and FSCM adopt this plan of reorganization and agree as follows:

1.    EXCHANGE OF STOCK

1.1. NUMBER OF SHARES. FSCM agrees to transfer to Global at the Closing (defined below) 5,000,000 shares of common stock of ICF, being all of the issued and outstanding common stock of ICF, in exchange for an aggregate of 250,000 shares of voting common stock of Global and $75,000 cash.

1.2. EXCHANGE OF CERTIFICATES. FSCM shall surrender the certificate(s) representing its shares of common stock in ICF to the Escrow Agent, and shall receive in exchange the cash and a certificate or certificates representing the number of full shares of Global common stock into which the shares of ICF common stock represented by the certificate or certificates so surrendered shall have been converted at the Closing. The transfer of ICF shares by FSCM shall be effected by the delivery to Global at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

1.3. FRACTIONAL SHARES. Fractional shares of Global common stock shall not be issued, but in lieu thereof Global shall round up fractional shares to the next highest whole number.

1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, FSCM shall execute such additional instruments and take such other action as Global may request in order more effectively to sell, transfer, and assign the transferred stock to Global and to confirm Global's title thereto.

2.    CLOSING.

2.1. DATE AND PLACE. The Closing contemplated herein shall be held at such date and time that the parties mutually agree after all conditions to Closing have been satisfied, but in no event later than fifteen days after the date of this Agreement. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

3.    UNEXCHANGED CERTIFICATES.   Until surrendered, each outstanding
certificate that prior to the Closing represented ICF common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Global common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of ICF common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

4.    REPRESENTATIONS AND WARRANTIES OF ICF

ICF represents and warrants as follows:

4.1. CORPORATE ORGANIZATION AND GOOD STANDING. ICF is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

4.2. REPORTING COMPANY STATUS. ICF has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section (g) thereunder.

4.3. REPORTING COMPANY FILINGS. ICF has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

4.4. CAPITALIZATION. ICF's authorized capital stock consists of 20,000,000 shares of Common Stock, $0.0001 par value, of which 5,000,000 shares are issued and outstanding, and 5,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

4.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

4.6. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain ICF Common or Preferred Stock issued or committed to be issued.

4.7. CORPORATE AUTHORITY. ICF has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

4.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by ICF's board of directors.

4.9.  SUBSIDIARIES.  ICF has no subsidiaries.

4.10. FINANCIAL STATEMENTS.  ICF's financial statements dated
September 30, 2000, copies of which are filed with the SEC with ICF's quarterly report on Form 10-QSB for the period ending September 30, 2000 (the "ICF Financial Statements"), fairly present the financial condition of ICF as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

4.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the ICF Financial Statements, ICF did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

4.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of ICF since the date of the ICF Financial
Statements.

4.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of ICF, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against ICF or against any of its officers.

4.14. CONTRACTS. Except as set out by attached schedule, ICF is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

4.15. TITLE. Except as set out by attached schedule, ICF has good and marketable title to all the real property and good and valid title to all other property included in the ICF Financial Statements. Except as set out in the balance sheet thereof, the properties of ICF are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of ICF.

4.16. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by ICF for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the ICF Financial Statements are adequate to cover any such taxes that may be assessed against ICF in respect of its business and its operations during the periods covered by the ICF Financial Statements and all prior periods.

4.17. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of ICF is subject or by which ICF is bound.

5.    REPRESENTATIONS AND WARRANTIES OF FSCM

FSCM, individually and separately, represent and warrant as follows:

5.1. TITLE TO SHARES. FSCM is the owner, free and clear of any liens and encumbrances, of 5,000,000 shares of common stock of ICF shares.

5.2. LITIGATION. There is no litigation or proceeding pending, or to each Shareholder's knowledge threatened, against or relating to shares of ICF held by FSCM.

5.3 ICF REPRESENTATIONS. All of the representations and warranties of ICF herein are true and correct.

5.4 REPRESENTATIONS RELATING TO PURCHASE OF GLOBAL STOCK. FSCM represents and warrants that:

a. Disclosure; Access to Information. FSCM has received all documents, records, books and other information pertaining to FSCM's investment in Global that have been requested by FSCM, and which FSCM needs in order to make a decision to purchase common stock from Global pursuant to this Agreement.

b. Manner of Sale. At no time was FSCM presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

c. Affiliate. FSCM is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of Global.

d. Intent. FSCM is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Global common stock. FSCM has no present arrangement (whether or not legally binding) at any time to sell the Global common stock to or through any person or entity; provided, however, that by making the representations herein, FSCM does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Global common stock at any time in accordance with federal and state securities laws applicable to such disposition.

e. Sophisticated Investor. FSCM is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Global common stock. FSCM has been represented by counsel of its choice. FSCM acknowledges that an investment in the Global common stock is speculative and involves a high degree of risk.

f. Restrictions on Resale. FSCM (i) understands and acknowledges that the issuance of the shares of Global common stock has not been registered under the Securities Act of 1933, nor under the securities laws of any state, nor under the laws of any other country; (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to FSCM or the fairness of the terms of this offering; (iii) recognizes that the securities will bear a restrictive legend and be subject to stop transfer instructions; and (iv) agrees not to sell such securities without registering such sale under the Securities Act of 1933 and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sales.

6.    REPRESENTATIONS AND WARRANTIES OF GLOBAL

The Global represents and warrants as follows:

6.1. CORPORATE ORGANIZATION AND GOOD STANDING. Global is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

6.2. CAPITALIZATION. Global's authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value, of which 13,826,7226 shares are issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding.

6.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

6.4. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Global Common or Preferred Stock issued or committed to be issued.

6.5. CORPORATE AUTHORITY. Global has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

6.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Global's board of directors.

6.7. SUBSIDIARIES. Except as set out by attached schedule, Global has no subsidiaries.

6.8. FINANCIAL STATEMENTS. Global's financial statements dated as of December 31, 1999, copies of which will have been delivered by Global to ICF prior to the Closing (the "Global Financial Statements"), fairly present the financial condition of Global as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Global Financial Statements, Global did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

6.10. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Global since the date of the Global Financial Statements.

6.11. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Global, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Global or against any of its officers.

6.12. CONTRACTS. Except as set out by attached schedule, Global is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

6.13. TITLE. Except as set out by attached schedule, Global has good and marketable title to all the real property and good and valid title to all other property included in the Global Financial Statements. Except as set out in the balance sheet thereof, the properties of Global are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Global.

6.14. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Global for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Global Financial Statements are adequate to cover any such taxes that may be assessed against Global in respect of its business and its operations during the periods covered by the Global Financial Statements and all prior periods.

6.15. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Global is subject or by which Global is bound.

7. CONDUCT OF ICF PENDING THE MERGER DATE. ICF covenants that between the date of this Agreement and the Merger Date:

7.1. No change will be made in ICF's articles of incorporation or bylaws.

7.2. ICF will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

7.3. ICF will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.    CONDUCT PENDING THE CLOSING

Global, ICF and FSCM covenant that between the date of this Agreement and the Closing as to each of them:

8.1. No change will be made in the charter documents, by-laws, or other corporate documents of Global or ICF.

8.2. ICF and Global will use their best efforts to maintain and preserve their business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.3. FSCM will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the ICF shares of common stock owned by it.

9.    CONDITIONS PRECEDENT TO OBLIGATION OF ICF AND FSCM

ICF's and FSCM's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by ICF or FSCM as appropriate:

9.1. GLOBAL'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Global set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

9.2. GLOBAL'S COVENANTS. Global shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Global.

9.4. SUPPORTING DOCUMENTS OF GLOBAL. Global shall have delivered to ICF and FSCM supporting documents in form and substance reasonably satisfactory to ICF and FSCM, to the effect that:

(a) Global is a corporation duly organized, validly existing, and in good standing;

(b)  Global's authorized capital stock is as set forth herein;

(c) Certified copies of the resolutions of the board of directors of Global authorizing the execution of this Agreement and the consummation hereof;

(d) Secretary's certificate of incumbency of the officers and directors of Global;

(e)  Global's Financial Statements; and

(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10.   CONDITIONS PRECEDENT TO OBLIGATION OF GLOBAL

Global's obligation to consummate this merger shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Global:

10.1. ICF'S AND FSCM's REPRESENTATIONS AND WARRANTIES. The representations and warranties of ICF and FSCM set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.2. ICF'S AND FSCM' COVENANTS. ICF and FSCM shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of ICF.

10.4. SHAREHOLDER EXECUTION. This Agreement shall have been executed by FSCM.

10.5. SUPPORTING DOCUMENTS OF ICF.  ICF shall have delivered to
Global supporting documents in form and Substance reasonably satisfactory to Global to the effect that:

(a) ICF is a corporation duly organized, validly existing, and in good standing;

(b)  ICF's capital stock is as set forth herein;

(c) Certified copies of the resolutions of the board of directors of ICF authorizing the execution of this Agreement and the consummation hereof;

(d) Secretary's certificate of incumbency of the officers and directors of ICF;

(e) ICF's Financial Statements and unaudited financial statements for the period from the date of the ICF's Financial Statements to the close of the most recent fiscal quarter; and

(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

11.   [INTENTIONALLY OMITTED]

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of ICF, FSCM and Global set out herein shall survive the Closing.

13.   ARBITRATION

13.1. SCOPE.  The parties hereby agree that any and all claims
(except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

13.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within Atlanta, Georgia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

13.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

13.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

13.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

13.6. FINALITY AND FEES.  Any award or decision by the American
Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

13.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

13.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

13.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

13.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

14.   CLOSING AND HOLDBACK.

14.1 DELIVERY OF CONSIDERATION. At or before Closing, FSCM shall deliver all issued and outstanding shares of common stock of ICF to Mottern, Fisher & Goldman, P.C. (the "Escrow Agent"), and Global will deliver 250,000 shares of common stock of Global issued in the name of FSCM and $15,000 to the Escrow Agent. At Closing, the Escrow Agent shall deliver such shares of common stock of ICF to Global, and shall deliver $15,000 and 250,000 shares of common stock of Global to FSCM.

14.2 HOLDBACK. Global shall pay an additional $60,000 to FSCM in the event (i) Global does not file a Form 8-K within fifteen days of the Closing containing all information required for Global to make an election under SEC Rule 12g-3(a), including audited financial statements for the year ended December 31, 1999, and unaudited financial statements for the interim period ended September 30, 2000, or (ii) if Global satisfies Section 14.2(a)(i), Global is notified within thirty days of the filing of the Form 8-K that the SEC will not review the Form 8-K and that Global's election to become a successor issuer pursuant to SEC Rule 12g-3 is effective.

15.   GENERAL PROVISIONS.

15.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

15.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

15.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

15.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Global, to:

Global Eco-Logical Services, Inc.
3 Broad Street
Suite 300
Charleston, South Carolina 29401
Attn:  Richard Tuorto

If to ICF, to:

Intercontinental Finance Corp.
1422 Chestnut Street
Suite 410
Philadelphia, Pennsylvania 19102-2510
Attn: Michael Tay

If to FSCM, to:

FS Capital Markets, Inc.
1422 Chestnut Street
Suite 410
Philadelphia, Pennsylvania 19102-2510
Attn: Michael Tay

15.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

15.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

15.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

15.8. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

15.9. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

15.10. EFFECTIVE DATE. This effective date of this agreement shall be November __, 2000.

IN WITNESS WHEREOF, the parties have executed this agreement.

GLOBAL ECO-LOGICAL SERVICES, INC.


___________________________________
By: _______________________________
Its: _______________________________


INTERCONTINENTAL FINANCE CORP.


___________________________________
By: _______________________________
Its: _______________________________


FS CAPITAL MARKETS, INC.



___________________________________
By: _______________________________
Its: ______________________________